Exhibit 99.1

12500 West Creek Parkway
Richmond, VA 23238
Phone (804) 484-7700
FAX (804) 484-7701

NEWS RELEASE

FOR MORE INFORMATION:

Media Contact:	Investor Contact:
Cheryl Moore	John Austin
Director, Corporate Communications	SVP and Chief Financial Officer
(804) 484-6273	(804) 484-7753

Jeff Fender
Vice President and Treasurer
(804) 484-6231
PERFORMANCE FOOD GROUP
ANNOUNCES SPECIAL MEETING OF SHAREHOLDERS
Richmond, VA (April 14, 2008) — Performance Food Group Company (NASDAQ/NGS: PFGC) announced today that a record date and special meeting date have been established for the Company’s shareholders to consider and vote on the proposal to approve the previously announced agreement and plan of merger. The previously announced agreement provides for the merger of Performance Food Group Company with an indirect subsidiary of an entity controlled by private investment funds affiliated with The Blackstone Group, with a minority interest held by a private investment fund affiliated with Wellspring Capital Management LLC.
Performance Food Group Company shareholders of record at the close of business on April 3, 2008 will be entitled to notice of the special meeting and to vote on the proposal. The special meeting is scheduled to be held Wednesday, May 14, 2008 at 9 a.m. (EDT) at Performance Food Group Company’s corporate offices located at 12500 West Creek Parkway, Richmond, Virginia.
Consummation of the merger is subject to receipt of shareholder approval, as well as satisfaction of other customary closing conditions, and is expected to be completed by the end of the second quarter of 2008.
Performance Food Group markets and distributes more than 68,000 national and private label food and food-related products to over 41,000 restaurants, hotels, cafeterias, schools, healthcare facilities and other institutions. For more information on Performance Food Group, visit www.pfgc.com.
IMPORTANT INFORMATION ABOUT THE TRANSACTION
     In connection with the proposed merger, Performance Food Group Company has filed a definitive proxy statement with the United States Securities and Exchange Commission, or the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER
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AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Performance Food Group Company at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Performance Food Group Company by directing such request to Performance Food Group Company, 12500 West Creek Parkway, Richmond, VA 23238 Attention: Investor Relations. Investors and security holders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed transaction.
     Performance Food Group Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Performance Food Group Company’s participants in the solicitation, which may be different than those of Performance Food Group Company’s shareholders generally, is set forth in Performance Food Group Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the definitive proxy statement relating to the merger.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This document contains forward-looking statements based on current Performance Food Group Company management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination that under certain circumstances could require Performance Food Group Company to pay a $40.0 million termination fee to VISTAR Corporation; (2) the outcome of any legal proceedings that have been or may be instituted against Performance Food Group Company and others relating to the merger agreement; (3) the failure of the merger to close for any reason, including the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger or the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger, and the risk that any failure of the merger to close may adversely affect Performance Food Group Company’s business and the price of Performance Food Group Company’s common stock; (5) risks that the proposed transaction diverts management’s attention and disrupts current plans and operations, and the potential difficulties in employee retention as a result of the merger; (6) the effect of the announcement of the merger and actions taken in anticipation of the merger on Performance Food Group Company’s business relationships, operating results and business generally; and (7) the amount of the costs, fees, expenses and charges related to the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Performance Food Group Company’s ability to control or predict. Performance Food Group Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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